Exhibit 99.1
AMERICAN APPAREL, INC. REPORTS
FOURTH QUARTER 2014 FINANCIAL RESULTS

LOS ANGELES, March 25, 2015 - American Apparel, Inc. (the "Company") (NYSE MKT: APP), a vertically-integrated manufacturer, distributor, and retailer of branded fashion basic apparel, announced financial results for its fourth quarter and year ended December 31, 2014.
Financial Highlights for the Fourth Quarter of 2014

•	Loss per share was $0.16 compared to $0.19 in the fourth quarter of 2013

•	Adjusted EBITDA was $10.3 million compared to $0.4 million in the fourth quarter of 2013

•	Operating expenses, excluding significant charges, decreased $10.9 million or 12% for the quarter, compared to the same period in 2013

•	Inventories decreased $21.8 million or 13%, compared to the same period in 2013

Paula Schneider, Chief Executive Officer, commented, "Our fourth quarter year-over-year growth in adjusted EBITDA and reduction in operating expenses position us for a solid turnaround of this business. We remain focused on putting the right processes and systems in place-such as a rigorous forecasting process and disciplined bottom-up budgeting-so that we can better leverage American Apparel's strong brand."
Operating Results - Fourth Quarter 2014
Net sales for the fourth quarter of 2014 decreased $15.6 million, or 9%, compared to the same period in 2013 due to lower sales in all three sales channels compared to the same period in 2013.
Gross profit for the fourth quarter of 2014 decreased 9% to $72.2 million from $79.5 million for the same period in 2013, primarily due to the lower retail and wholesale sales volume. Gross profit, excluding significant charges, increased to 52.2% of net sales in the fourth quarter of 2014 from 47.5% in the fourth quarter of 2013.
Operating expense for the fourth quarter of 2014 was $84.0 million, compared to $90.7 million for the same period in 2013. Excluding the effects of significant charges related to customs settlement and contingencies, the internal investigation of Dov Charney, and employment settlement and severance costs, operating expenses for the fourth quarter decreased $10.9 million or 12%, compared to the same period in 2013. The decrease in costs was due to lower payroll and lower costs related to our advertising and promotional activities from our ongoing cost reduction initiatives.
Net loss for the fourth quarter of 2014 was $28.0 million or $0.16 per share, compared to net loss of $20.8 million, or $0.19 per share for the fourth quarter of 2013. Results for the fourth quarter of 2014 include $15.4 million, or $0.09 per share, related to significant charges. Results for the fourth quarter of 2013 include $4.2 million, or $0.04 per share, related to significant charges.
Significant Charges
Customs settlements and contingencies - We wrote off $3.3 million of duty receivables for our European subsidiaries based on a recoverability analysis and probability of collection. These duty receivables related to changes in transfer costs for product sold to the European entities.
Internal investigation - On June 18, 2014, the Board of Directors (the "Board") voted to replace Dov Charney as Chairman of the Board, suspended him, and notified him of its intent to terminate his employment as President and CEO for cause. In connection with the Nomination, Standstill and Support agreement, dated July 9, 2014, with Standard General and Mr. Charney, the Board formed a new special committee for the purpose of overseeing the investigation into alleged misconduct by Mr. Charney. We incurred investigation related legal and consulting fees of $3.8 million in the fourth quarter of 2014.
Employment settlements- In the fourth quarter of 2014, we entered into settlements of certain previously disclosed employment- related claims. The settlements resulted in additional charges totaling $1.1 million during the fourth quarter of 2014.
Additional inventory reserves - In late 2014, we initiated activities to review and improve store merchandising, working capital and liquidity, and, as such, accelerated the sale of slow-moving inventory through our retail and online sales channels. As part of this process, we also identified certain slow-moving, second quality finished goods and raw materials that required additional reserves. Based on our review of the inventory on-hand, we increased our excess and obsolescence reserve by $4.5 million.

Unrealized Gain/Loss on Change in Fair Value of Warrants
As of December 31, 2014, Lion Capital LLP held warrants to purchase 24.5 million shares of our common stock, with an exercise price of $0.66 per share. As the share price of our stock increases, the fair value of warrant liability recorded on the balance sheet increases, and we record an expense to recognize the increase in fair value of the warrant liability. Conversely, when the share price of our stock decreases, we record a gain to recognize the related reduction in the fair value of the warrant liability on the balance sheets. Although the income statement impacts associated with warrants are appropriate and required under GAAP, they do not impact our operating performance nor do the credits and charges have an impact on the cash balances since the liability recorded is not an obligation that will be settled with cash. Instead, these warrants will be reclassified to equity when they are exercised.
Liquidity and Capital Resources
As of December 31, 2014, we had $8.3 million in cash, $34.3 million outstanding on our asset-backed revolving credit facility and $13.1 million of availability for additional borrowing under the facility. As of March 13, 2015, we had $5.8 million of availability for additional borrowings under the facility.
On March 25, 2015, we entered into the Sixth Amendment to the Capital One Credit Facility ("the Sixth Amendment") which (i) waived any defaults under the Capital One Credit Facility due to failure to meet the obligation to maintain the the obligation to maintain the maximum leverage ratio and minimum adjusted EBITDA for the measurement periods ended December 31, 2014, as defined by the credit agreement, (ii) waived the obligation to maintain the minimum fixed charge coverage ratio, the maximum leverage ratio and minimum adjusted EBITDA required for the twelve months ended March 31, 2015, (iii) included provisions to permit us to enter into the Standard General Credit Agreement (as defined below), (iv) reset financial covenants relating to maintaining minimum fixed charge coverage ratios, maximum leverage ratios, maximum capital expenditures and minimum adjusted EBITDA, and (v) permitted us to borrow $15 million under the Standard General Credit Agreement.
As of December 31, 2014, we were not in compliance with the maximum leverage ratio and the minimum adjusted EBITDA covenants under the Capital One Credit Facility. For the April 1, 2014 through December 31, 2014 covenant reference period, the maximum leverage ratio was 6.70 to 1.00 as compared with the covenant maximum of 5.10 to 1.00 and the minimum adjusted EBITDA was $38.2 million as compared with the covenant minimum of $41.1 million. However, these covenant violations were waived by the Sixth Amendment. For the year ended December 31, 2014, we were required to maintain a minimum fixed charge coverage ratio of not less than 1.00 to 1.00 and a maximum capital expenditure of not more than $8 million. We were in compliance with these covenants at December 31, 2014.
On March 25, 2015, one of our subsidiaries borrowed $15 million under an unsecured credit agreement with Standard General, dated as of March 25, 2015 (the "Standard General Credit Agreement"). The Standard General Credit Agreement is guaranteed by us, bears interest at 14% per annum, and will mature on October 15, 2020. The proceeds of such loan are intended to provide additional liquidity to the Company as contemplated by the Standstill and Support Agreement.
We believe that we have sufficient financing commitments to make the April 15, 2015 interest payment as well as meet other funding requirements for the next twelve months.

Definitions and Disclosures Regarding Non-GAAP Financial Information

The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles (GAAP) and believes that this should be the primary basis for evaluating the Company's performance.

The preceding discussion of the Company's results of operations includes a discussion of non-GAAP financial measures including the following: Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA); gross profit, excluding significant charges; operating expenses, excluding significant charges; and income from operations, excluding significant charges. These non-GAAP measures should not be viewed as alternatives or substitutes for GAAP reporting.

The Company believes the presentation of these non-GAAP measures is useful to investors because they are used by lenders to measure its ability to service debt, by industry analysts to determine the market value of the Company and by management to identify cash available to service debt, make investments, maintain capital assets and fund ongoing operations and working capital needs. Additionally, these measures allow management to gauge company operating performance by isolating the effects of significant charges.

Adjusted EBITDA is calculated as income or loss from operations plus income tax provision, interest expense, depreciation and amortization, share based compensation expense, retail store impairment, and the effects of significant charges (including changes to the supply chain operations, certain customs settlements and contingencies, additional inventory reserves, internal investigation, and employment settlements and severance), plus or minus unrealized gain or loss on change in fair value of warrants and foreign currency transaction gain or loss.

Gross profit, excluding significant charges, is calculated as gross profit less significant charges related to changes to the supply chain operations -our transition to the La Mirada warehouse in 2013, additional inventory reserves, and certain custom settlements and contingencies.

Operating expenses excluding significant charges is calculated as operating expenses less significant charges related to certain customs settlements and contingencies, internal investigation, employment settlements and severance and changes to the supply chain operations.

Loss from operations excluding significant charges is calculated as loss from operations less significant charges related to certain customs settlements and contingencies, additional inventory reserves, internal investigation, employment settlement and severance and changes to the supply chain operations.

About American Apparel
American Apparel, Inc. (the "Company," "we," "us," and "our") is a vertically-integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of December 31, 2014, the Company had approximately 10,000 employees and operated 242 retail stores in 20 countries including the United States and Canada. The Company also operates a global e-commerce site that serves over 50 countries worldwide at http://www.americanapparel.com. In addition, the Company operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers.
This press release, and other statements that the Company may make, may contain forward-looking statements. Forward-looking statements are statements that are not historical facts and include statements regarding, among other things, the Company's future financial condition and liquidity including the impact of compliance with, and availability under, our debt instruments, results of operations, and future business plans and expectations, including statements related to the effect of, and our expectations with respect to, the operation of our business, inventory and sales impacts related thereto. Such forward-looking statements are based upon the current beliefs and expectations of the Company's management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: consequences of the termination of Dov Charney, our former chief executive officer (or the internal investigation related thereto), including any litigation or regulatory investigations, or any impact on our sales or brand related thereto; changes in key personnel, our ability to hire and retain key personnel, and our relationship with our employees; voting control by our directors, lenders and other affiliates, including Standard General and Dov Charney; ability to successfully implement our strategic, operating, financial and personnel initiatives; ability to effectively carry out and manage our strategy; ability to maintain the value and image of our brand and protect our intellectual property rights; general economic conditions, geopolitical events, other regulatory changes, and inflation or deflation; disruptions in the global financial markets; the highly competitive and evolving nature of our industry in the U.S. and internationally; risks associated with fluctuations and trends of consumer apparel spending in the U.S.; changes in consumer preferences or demand for our products; our ability to attract customers to our retail and online stores; loss or reduction in sales to wholesale or retail customers or financial nonperformance by our wholesale customers; seasonality and fluctuations in comparable store sales and wholesale net sales and associated margins; ability to improve manufacturing efficiency at our production facilities; changes in the price of materials and labor, including increases in the price of raw materials in the global market and minimum wages; ability to pass on the added cost of raw materials and labor to customers; ability to effectively manage inventory levels; risks that our suppliers or distributors may not timely produce or deliver products; ability to renew leases on economic terms; risks associated with our facilities being concentrated in one geographic area; ability to identify new store locations and the availability of store locations at appropriate terms; ability to negotiate new store leases effectively; and ability to open new stores and expand internationally; ability to generate or obtain from external sources sufficient liquidity for operations and debt service; consequences of our significant indebtedness, including our relationship with lenders, ability to comply with debt agreements, ability to generate cash flow to service our debt, and the risk of acceleration of borrowings thereunder as a result of noncompliance; adverse changes in our credit ratings and any related impact on financial costs and structure; continued compliance with U.S. and foreign government regulations and legislation, including environmental, immigration, labor, and occupational health and safety laws and regulations; loss of U.S. import protections or changes in duties, tariffs and quotas, risks associated with our foreign operations and supply sources such as market disruption, changes in import and export laws, and currency restrictions and exchange rate fluctuations; litigation and other inquiries and investigations, including the risks that we, our officers or directors in cases where indemnification applies, will not be successful in defending any proceedings, lawsuits, disputes, claims or audits, and that exposure could exceed expectations or insurance coverage; tax assessments by domestic or foreign governmental authorities, including import or export duties on our products and the applicable rates for any such taxes or duties; ability to maintain compliance with the exchange rules of the NYSE MKT LLC; the adoption of new accounting standards or changes in interpretations of accounting principles; adverse weather conditions or natural disaster, including those which may be related to climate change; technological changes in manufacturing, wholesaling, or retailing; the risk, including costs and timely delivery issues associated therewith, that information technology systems changes may disrupt our supply chain or operations and could impact cash flow and liquidity, and ability to upgrade information technology infrastructure and other risks associated with the systems that operate our online retail operations; the risk of failure to protect the integrity and security of our information systems and customers' information; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2014. The Company's filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
Contact:
John Dillard and Liz Cohen
Weber Shandwick
(212) 445-8044

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net sales	$153,529	$169,102	$608,891	$633,941

Cost of sales	81,294	89,595	299,756	313,056

Gross profit	72,235	79,507	309,135	320,885

Selling and distribution expenses	53,412	64,448	212,557	241,683
General and administrative expenses	30,594	26,241	121,423	106,957
Retail store impairment	817	1,229	2,738	1,540

Loss from operations	(12,588)	(12,411)	(27,583)	(29,295)

Interest expense	9,937	9,731	39,853	39,286
Foreign currency transaction loss (gain)	731	(421)	1,479	1
Unrealized loss (gain) on change
in fair value of warrants	4,535	(1,512)	(1,715)	3,713
(Gain) loss on extinguishment of debt	0	0	(171)	32,101
Other (income) expense	(366)	89	(371)	131

Loss before income taxes	(27,425)	(20,298)	(66,658)	(104,527)
Income tax provision	537	472	2,159	1,771

Net loss	$(27,962)	$(20,770)	$(68,817)	$(106,298)

Net loss per share, basic and diluted	$(0.16)	$(0.19)	$(0.43)	$(0.96)
Weighted-average shares outstanding, basic and diluted	175,134	111,330	158,844	110,326

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash	$8,343	$8,676
Trade accounts receivable, net of allowances	25,298	20,701
Prepaid expenses and other current assets	16,442	15,636
Inventories, net	147,578	169,378
Income taxes receivable and prepaid income taxes	648	306
Deferred income taxes, net of valuation allowance	681	599
Total current assets	198,990	215,296
Property and equipment, net	49,317	69,303
Deferred income taxes, net of valuation allowance	2,194	2,426
Other assets, net	43,888	46,727
TOTAL ASSETS	$294,389	$333,752
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Cash overdraft	$5,714	$3,993
Revolving credit facilities and current portion of long-term debt	34,312	44,042
Accounts payable	35,554	38,290
Accrued expenses and other current liabilities	61,369	50,018
Fair value of warrant liability	19,239	20,954
Income taxes payable	2,063	1,742
Deferred income tax liability, current	1,045	1,241
Current portion of capital lease obligations	2,978	1,709
Total current liabilities	162,274	161,989
Long-term debt, net of unamortized discount	217,388	213,468
Capital lease obligations, net of current portion	1,982	5,453
Deferred tax liability	200	536
Deferred rent, net of current portion	13,346	18,225
Other long-term liabilities	14,715	11,485
TOTAL LIABILITIES	409,905	411,156

STOCKHOLDERS' DEFICIT
Common stock	18	11
Additional paid-in capital	218,779	185,472
Accumulated other comprehensive loss	(6,915)	(4,306)
Accumulated deficit	(325,241)	(256,424)
Less: Treasury stock	(2,157)	(2,157)
TOTAL STOCKHOLDERS' DEFICIT	(115,516)	(77,404)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$294,389	$333,752

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Twelve Months Ended December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Cash received from customers	$604,796	$636,049
Cash paid to suppliers, employees and others	(575,124)	(627,910)
Income taxes paid	(2,055)	(2,033)
Interest paid	(33,250)	(18,948)
Other	421	119
Net cash used in operating activities	(5,212)	(12,723)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(9,818)	(27,054)
Proceeds from sale of fixed assets	21	173
Restricted cash	214	1,734
Net cash used in investing activities	(9,583)	(25,147)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash overdraft	1,720	3,993
Repayments of expired revolving credit facilities, net	0	(28,513)
(Repayments) borrowings under current revolving credit facilities, net	(9,709)	39,794
Repayments of term loans and notes payable	(60)	(20,466)
Repayment of Lion term loan	0	(144,149)
Issuance of Senior Secured Notes	0	199,820
Payments of debt issuance costs	(2,102)	(11,909)
Net proceeds from issuance of common stock	28,435	0
Proceeds from stock option exercise	573	0
Payment of payroll statutory tax withholding on share-based compensation associated with issuance of common stock	(646)	(2,623)
Repayments of capital lease obligations	(2,659)	(1,719)
Net cash provided by financing activities	15,552	34,228

EFFECT OF FOREIGN EXCHANGE RATE ON CASH	(1,090)	(535)

NET DECREASE IN CASH	(333)	(4,177)
Cash, beginning of period	8,676	12,853
Cash, end of period	$8,343	$8,676

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in thousands)
(unaudited)

	Twelve Months Ended December 31,
	2014	2013
RECONCILIATION OF NET LOSS TO NET CASH USED IN OPERATING ACTIVITIES
Net loss	$(68,817)	$(106,298)
Depreciation and amortization of property and equipment, and other assets	25,897	26,076
Retail store impairment	2,738	1,540
Loss on disposal of property and equipment	52	241
Share-based compensation expense	4,317	8,451
Unrealized (gain) loss on change in fair value of warrants	(1,715)	3,713
Amortization of debt discount and deferred financing costs	2,546	4,325
(Gain) loss on extinguishment of debt	(171)	32,101
Accrued interest paid-in-kind	4,189	9,949
Foreign currency transaction loss	1,479	1
Allowance for inventory shrinkage and obsolescence	6,049	116
Bad debt expense	1,563	1,512
Deferred income taxes	(574)	(168)
Deferred rent	(4,316)	(2,093)
Changes in cash due to changes in operating assets and liabilities:
Trade accounts receivables	(5,658)	596
Inventories	12,682	3,715
Prepaid expenses and other current assets	(1,210)	(6,063)
Other assets	381	(4,393)
Accounts payable	(1,078)	2,287
Accrued expenses and other liabilities	16,344	11,764
Income taxes receivable/payable	90	(95)
Net cash used in operating activities	$(5,212)	$(12,723)

AMERICAN APPAREL, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(in thousands)
(unaudited)
The following table presents key financial information for our business segments before unallocated corporate expenses:

	Three Months Ended December 31, 2014
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Total net sales	$52,002	$49,730	$14,853	$36,944	$153,529
Gross profit	13,060	32,217	8,020	18,938	72,235
Income (loss) from segment operations	5,023	(234)	1,926	(3,094)	3,621
Depreciation and amortization	2,148	2,642	403	882	6,075
Capital expenditures	291	522	62	268	1,143
Retail store impairment	0	0	64	753	817
Deferred rent benefit	(28)	(389)	(47)	(191)	(655)

	Three Months Ended December 31, 2013
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Total net sales	$53,727	$55,200	$17,292	$42,883	$169,102
Gross profit	9,518	34,664	9,476	25,849	79,507
(Loss) income from segment operations	(906)	(492)	2,092	(2,375)	(1,681)
Depreciation and amortization	2,091	3,189	465	1,176	6,921
Capital expenditures	4,268	1,827	197	1,855	8,147
Retail store impairment	0	564	(1)	666	1,229
Deferred rent expense (benefit)	38	(564)	(96)	196	(426)

	Twelve Months Ended December 31, 2014
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Total net sales	$208,969	$191,442	$51,544	$156,936	$608,891
Gross profit	60,182	123,738	28,023	97,192	309,135
Income (loss) from segment operations	31,068	(794)	3,838	(1,380)	32,732
Depreciation and amortization	8,645	11,614	1,672	3,966	25,897
Capital expenditures	2,424	4,018	415	2,961	9,818
Retail store impairment	0	696	178	1,864	2,738
Deferred rent benefit	(443)	(3,025)	(202)	(646)	(4,316)

	Twelve Months Ended December 31, 2013
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Total net sales	$201,251	$205,011	$60,134	$167,545	$633,941
Gross profit	49,877	131,912	34,720	104,376	320,885
Income (loss) from segment operations	11,981	(2,731)	3,684	3,916	16,850
Depreciation and amortization	7,418	12,420	1,853	4,385	26,076
Capital expenditures	10,115	11,204	1,167	4,568	27,054
Retail store impairment	0	642	144	754	1,540
Deferred rent expense (benefit)	81	(1,678)	(375)	(121)	(2,093)

AMERICAN APPAREL, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION (continued)
(in thousands)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Reconciliation to Loss before Income Taxes	2014	2013	2014	2013
Income (loss) from operations of reportable segments	$3,621	$(1,681)	$32,732	$16,850
Unallocated corporate expenses	16,209	10,730	60,315	46,145
Interest expense	9,937	9,731	39,853	39,286
Foreign currency transaction loss (gain)	731	(421)	1,479	1
Unrealized loss (gain) on change in fair value of warrants	4,535	(1,512)	(1,715)	3,713
(Gain) loss on extinguishment of debt	0	0	(171)	32,101
Other (income) expense	(366)	89	(371)	131
Consolidated loss before income taxes	$(27,425)	$(20,298)	$(66,658)	$(104,527)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Total net sales	2014	2013	2014	2013

U.S. Wholesale
Wholesale	$39,434	$40,523	$167,795	$159,682
Online consumer	12,568	13,204	41,174	41,569
Total	$52,002	$53,727	$208,969	$201,251

U.S. Retail	$49,730	$55,200	$191,442	$205,011

Canada
Wholesale	$2,790	$2,856	$10,224	$12,092
Retail	10,950	13,499	38,087	45,163
Online consumer	1,113	937	3,233	2,879
Total	$14,853	$17,292	$51,544	$60,134

International
Wholesale	$1,835	$2,596	$8,842	$8,893
Retail	30,313	35,888	131,113	141,517
Online consumer	4,796	4,399	16,981	17,135
Total	$36,944	$42,883	$156,936	$167,545

Consolidated
Wholesale	$44,059	$45,975	$186,861	$180,667
Retail	90,993	104,587	360,642	391,691
Online consumer	18,477	18,540	61,388	61,583
Total	$153,529	$169,102	$608,891	$633,941

Calculation and Reconciliation of Consolidated Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net Loss	$(27,962)	$(20,770)	$(68,817)	$(106,298)
Income tax provision	537	472	2,159	1,771
Interest expense	9,937	9,731	39,853	39,286
Depreciation and amortization	6,075	6,921	25,897	26,076
Unrealized loss (gain) on change in fair value of warrants	4,535	(1,512)	(1,715)	3,713
(Gain) loss on extinguishment of debt	0	0	(171)	32,101
Share-based compensation expense	553	407	4,317	8,451
Foreign currency transaction loss (gain) and other expense	365	(332)	1,108	132
Retail store impairment	817	1,229	2,738	1,540

Changes to supply chain operations	0	3,974	0	14,874
Additional inventory reserves	4,525	0	4,525	0
Customs settlements and contingencies	5,948	0	12,495	0
Internal investigation	3,757	0	10,376	0
Employment settlements and severance	1,210	253	7,025	939
Consolidated Adjusted EBITDA	$10,297	$373	$39,790	$22,585

Significant Charges
The table below summarizes the impact to our earnings of certain costs which we consider to be significant and presents gross profit, operating expenses and income from operations an as-adjusted basis, together with the reconciliation to the most directly comparable GAAP measure (in thousands, except for percentages; unaudited):

	Three Months Ended December 31,
	2014	% of Net Sales	2013	% of Net Sales
Gross profit	$72,235	47.0%	$79,507	47.0%
Changes to supply chain operations	0		827
Additional inventory reserves	4,525		0
Customs settlements and contingencies	3,318		0
Gross profit - adjusted (non-GAAP)	$80,078	52.2%	$80,334	47.5%

Operating expenses	$84,006	54.7%	$90,689	53.6%
Changes to supply chain operations	0		(3,147)
Customs settlements and contingencies	(2,630)		0
Internal investigation	(3,757)		0
Employment settlements and severance	(1,210)		(253)
Operating expenses - adjusted (non-GAAP)	$76,409	49.8%	$87,289	51.6%

Loss from operations	$(12,588)	(8.2)%	$(12,411)	(7.3)%
Changes to supply chain operations	0		3,974
Additional inventory reserves	4,525		0
Customs settlements and contingencies	5,948		0
Internal investigation	3,757		0
Employment settlements and severance	1,210		253
Income (loss) from operations - adjusted (non-GAAP)	$2,852	1.9%	$(8,184)	(4.8)%

	Twelve Months Ended December 31,
	2014	% of Net Sales	2013	% of Net Sales
Gross profit	$309,135	50.8%	$320,885	50.6%
Changes to supply chain operations	0		3,027
Additional inventory reserves	4,525		0
Customs settlements and contingencies	4,154		0
Gross profit - adjusted (non-GAAP)	$317,814	52.2%	$323,912	51.1%

Operating expenses	$333,980	54.9%	$348,640	55.0%
Changes to supply chain operations	0		(11,847)
Customs settlements and contingencies	(8,341)		0
Internal investigation	(10,376)		0
Employment settlements and severance	(7,025)		(939)
Operating expenses - adjusted (non-GAAP)	$308,238	50.6%	$335,854	53.0%

Loss from operations	$(27,583)	(4.5)%	$(29,295)	(4.6)%
Changes to supply chain operations	0		14,874
Additional inventory reserves	4,525		0
Customs settlements and contingencies	12,495		0
Internal investigation	10,376		0
Employment settlements and severance	7,025		939
Income (loss) from operations - adjusted (non-GAAP)	$6,838	1.1%	$(13,482)	(2.1)%